UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

MEMSIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33813	04-3457049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tech Drive, Suite 325, Andover, MA 01810

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 738-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 9.01 Financial Statement and Exhibits	3
SIGNATURES	4

Ex-23.1 Consent of Frank, Rimerman + Co. LLP
Ex-99.1 Audited Special-Purpose Financial Statements of Acquired Business Lines of Crossbow Technology, Inc. for the years ended December 31, 2009 and 2008

Ex-99.2 Unaudited Pro Forma Combined Financial Statements

Explanatory Note

On January 22, 2010, MEMSIC, Inc. (“MEMSIC”) filed a Current Report on Form 8-K disclosing its acquisition from Crossbow Technology, Inc. (“Crossbow”) of assets related to Crossbow’s commercial (non-military) Inertial Systems business and Wireless Sensor Network (WSN) “Mote” and eKo business (collectively, the “Acquired Business”), including intellectual property rights and fixed assets relating to the Acquired Business. This Amendment No. 1 to Current Report on Form 8-K/A amends Item 9.01 to provide the required financial statements and pro forma financial information that were not available at the time of the original filing.

Item 9.01	Financial Statement and Exhibits

(a)	Financial Statements of Businesses Acquired.

Attached hereto as Exhibit 99.1 and incorporated by reference herein are the audited special-purpose statements of assets acquired and liabilities assumed of the Acquired Business as of December 31, 2009 and 2008 and the related special-purpose statements of direct revenues and direct expenses for the years then ended and the notes to the special-purpose statements, together with the report thereon of Frank, Rimerman + Co. LLP, independent certified public accountants.

(b)	Pro Forma Financial Information.

Attached hereto as Exhibit 99.2 and incorporated by reference herein are the unaudited pro forma combined balance sheet of MEMSIC and of the assets acquired and liabilities assumed of Crossbow as of December 31, 2009, and the unaudited pro forma combined statement of operations of MEMSIC and of the direct revenues and direct expenses of the Acquired Business for the years ended December 31, 2009.

(d)	Exhibits.

Number	Title

23.1	Consent of Frank, Rimerman + Co. LLP

99.1	Audited special-purpose financial statements of business acquired from Crossbow Technology, Inc. for the years ended December 31, 2009 and 2008

99.2	Unaudited pro forma combined financial statements for MEMSIC, Inc. and business acquired from Crossbow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMSIC, Inc.

Date: April 5, 2010	By:	/S/ PATRICIA NIU
Patricia Niu
Chief Financial Officer

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